UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 22, 2006, Accenture Ltd (“Accenture”) issued a press release announcing that Michael G. McGrath will resign as chief financial officer (Principal Financial Officer) of Accenture, effective as of October 31, 2006, and will be succeeded by Pamela J. Craig. Mr. McGrath will assume the role of International Chairman of Accenture on October 31, 2006.
Accenture’s Board of Directors approved the appointment of Ms. Craig as chief financial officer (Principal Financial Officer) of Accenture, effective as of October 31, 2006, on August 25, 2006.
Ms. Craig, 49, has served as senior vice president-Finance of Accenture since March 2004. Prior to assuming that role, she was group director-Business Operations & Services of Accenture from April 2002 until March 2004, and managing partner-Business Operations from June 2001 until April 2002.
Ms. Craig has an annual employment agreement that is renewed automatically each year and is terminable at will. The employment agreement, which is the standard employment agreement for Accenture senior executives, provides that Ms. Craig will receive compensation as determined by Accenture.
A copy of the form of Ms. Craig’s employment agreement is filed as Exhibit 10.10 to Accenture's Form S-1/A filed June 8, 2001. A copy of the press release announcing the naming of Ms. Craig to succeed Mr. McGrath as chief financial officer is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release of Accenture, dated August 22, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2006	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
		Name:	Douglas G. Scrivner
		Title:	General Counsel and Secretary